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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Profit Recovery Group International, Inc.:

     We consent to the incorporation by reference in the registration statements (Nos. 333-30885, 333-08707 and 333-64125) on Form S-8 of The Profit Recovery Group International, Inc. of our report dated October 30, 1998, with respect to the balance sheet of Robert Beck & Associates, Inc. as of December 31, 1997, and the related statements of earnings, shareholders' equity, and cash flows for the year then ended, which report appears in this Form 8-K of The Profit Recovery Group International, Inc.




                                       KPMG PEAT MARWICK LLP


Atlanta, Georgia
November 9, 1998